UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On February 5, 2009, the Board of Directors of Air Methods Corporation, a Delaware corporation (the “Company”), adopted the Economic Value Added Bonus Plan (the “Plan”).  Under the Plan, certain executive officers of the Company (each, a “Participant” and collectively, the “Participants”) are eligible to receive incentive compensation based upon the financial performance of the Company during the Performance Period (as defined below).  The Compensation Committee (the “Committee”) of the Board of Directors shall administer the Plan and calculate all amounts to which the participants are entitled thereunder.  The “Participants” include Michael D. Allen, Trent J. Carman, David L. Dolstein, Paul Tate and Aaron D. Todd.  All capitalized terms that are not otherwise defined herein shall have the meaning ascribed to such terms under the Plan.

The amounts that the Participants may receive under the Plan will be based upon the Economic Value Added (as defined below) during the period of time commencing January 1, 2009 and ending on December 31, 2010 (the “Performance Period”).  Under the Plan, the “Economic Value Added” shall be the sum of: (a) the 2010 Closing Valuation minus (b) the 2009 Opening Valuation.  The foregoing valuations shall be determined as follows:

•
The “2009 Opening Valuation” is calculated as follows: (a) EBITDA for the fiscal year ended December 31, 2008 multiplied (b) by the Business Valuation Multiple, minus (c) any Debt as of December 31, 2008, plus (d) any Cash as of December 31, 2008.

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The “2010 Closing Valuation” is calculated as follows: (a) EBITDA for the fiscal year ended December 31, 2010 multiplied (b) by the Business Valuation Multiple, minus (c) any Debt as of December 31, 2010, plus (d) any Cash as of December 31, 2010.

The Committee will determine the Economic Value Added after the Performance Period, but in no event later than March 1, 2011.  In the event the Economic Value Added is a positive number, each Participant shall be entitled to receive a certain percentage (as set forth in Section 7 of the Plan) of the increase in the Economic Value Added (the “Bonus Amounts”).  The Bonus Amounts due under the Plan shall be payable in three equal installments on each of March 1, 2011, January 1, 2012 and 2013 (each a “Payment Date,” and collectively, the  “Payment Dates”).  However, to receive any such Bonus Amount, the Participant must be employed by the Company and hold the same, equivalent, or more senior position as set forth in Section 7 of the Plan on each of the scheduled Payment Dates.

The Committee may, in its reasonable discretion, make adjustments to the Economic Value Added to properly measure the Company’s performance during the Performance Period.  Such adjustments may include, but are not limited to, the exclusion of significant, unusual, unbudgeted or noncontrollable gains or losses from actual financial results.

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Under the terms of the Plan, if a Participant voluntarily resigns from the Company or is terminated for Cause prior to a Payment Date, he will be ineligible to collect any unpaid portions of the Bonus Amounts not paid prior to such date of termination.  However, any Bonus Amount shall be immediately payable upon (i) the occurrence of a Change in Control, (ii) the date a Participant’s employment is terminated by reason of death or Disability, or (iii) the Company’s termination of the Participant’s employment without Cause.

A copy of the Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the Plan is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Air Methods Corporation Economic Value Added Plan, adopted February 5, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: February 10, 2009	by	/s/ Trent J. Carman
On behalf of the Company, and as Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Air Methods Corporation Economic Value Added Plan, adopted February 5, 2009